Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of GoldMining Inc. of our report dated February 28, 2023 relating to the consolidated financial statements of GoldMining Inc., which appears in GoldMining Inc.’s Annual Report on Form 40-F for the year ended November 30, 2022.

We also consent to the reference to us under the heading “AUDITOR, TRANSFER AGENT AND REGISTRAR” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

October 30, 2023